Exhibit 10.5

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September 12, 2007 (this “Amendment”), to the Existing Credit Agreement (as defined below) is made by HECLA LIMITED (formerly known as Hecla Mining Company), a Delaware corporation (the “Borrower”), and the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, The Bank of Nova Scotia, as the Administrative Agent, and N M Rothschild & Sons Limited, as Technical Agent, are all parties to the Credit Agreement, dated as of September 12, 2005, as amended by the First Amendment to Credit Agreement, dated as of September 18, 2006, and the Second Amendment to Credit Agreement, dated as of November 8, 2006 (as further amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as further amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to Section 2.8 of the Credit Agreement, the Borrower has requested that the Lenders extend the Stated Maturity Date for a period of one year and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to provide such extension; and

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provision of the Existing Credit Agreement referred to below is hereby amended in accordance with this Article II.

SECTION 2.1. Amendment to Section 1.1. The definition of “Stated Maturity Date” in Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the date “September 12, 2008” contained therein with “September 12, 2009”.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment and the amendments contained herein shall become effective on the date (the “Amendment Effective Date”) when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 3.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower and the Lenders.

SECTION 3.2. Affirmation and Consent. The Administrative Agent shall have received, with counterparts for each Lender, a duly executed copy of an Affirmation and Consent, dated as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by each of the Obligors (other than the Borrower).

SECTION 3.3. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Sections 2.8, 3.3 and 10.3 of the Credit Agreement, if then invoiced.

SECTION 3.4. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 4.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders, on the Amendment Effective Date, both before and after giving effect to this Amendment, all statements set forth in Section 5.3.1 of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

HECLA LIMITED (formerly known as Hecla Mining Company)

By:	/s/ Lewis E. Walde
Title: Vice President

LENDERS:

THE BANK OF NOVA SCOTIA

By:	/s/ Ray Clarke
Title: Director

By:	/s/ Bob Deol
Title: Associate

N M ROTHSCHILD & SONS LIMITED

By:	/s/ George Pyper
Title: Director

By:	/s/ Nicholas Wood
Title: Director